EXHIBIT 10.23

Alpha Natural Resources, Inc.
2005 Long-Term Incentive Plan

Restricted Stock Agreement
(For EMPLOYEES)

This Restricted Stock Agreement set forth below (this “Agreement”) is dated as of the issue date (the “Issue Date”) set forth on the applicable Summary of Restricted Stock Grant, and is between Alpha Natural Resources, Inc., a Delaware corporation (“Alpha”), and the individual named as Stockholder on the Summary of Restricted Stock Grant (the “Stockholder”).  The Stockholder may view or obtain a copy of the Stockholder’s Summary of Restricted Stock Grant document by accessing Smith Barney Benefit Access at www.benefitaccess.com.

Alpha has established its 2005 Long-Term Incentive Plan (the “Plan”) to advance the interests of Alpha and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of Alpha and any parent, subsidiary or affiliate of Alpha.  All capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan.

Pursuant to the provisions of the Plan, the Committee or its Designated Administrator has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of Alpha, and has authorized the execution and delivery of this Agreement.

Agreement

The parties agree as follows:

Section 1.  Issuance of Stock.  Subject and pursuant to all terms and conditions stated in this Agreement and in the Plan, as of the Issue Date, Alpha hereby grants to Stockholder the number of shares of Alpha’s Common Stock, par value $0.01 per share (the “Common Stock”), set forth on the Summary of Restricted Stock Grant.  For purposes of this Agreement, the “Shares” shall include all of the shares of Common Stock issued to Stockholder pursuant to this Agreement or issued with respect to such shares of Common Stock, including, but not limited to, shares of Alpha’s capital stock issued by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

Section 2.  Vesting; Restriction on Transfer and Forfeiture of Unvested Shares.

(a)
None of the Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with the terms of this Section 2 and the Summary of Restricted Stock Grant. Except as set forth in this Section 2 or as otherwise provided in a Company plan applicable to Stockholder or an agreement between the Stockholder and the Company, if any, effective at the close of business on the date Stockholder ceases to be employed by the Company or, if earlier, the date Stockholder breaches the confidentiality covenant as described in Section 8 hereof, any Shares that are not vested in accordance with this Section 2 shall be automatically forfeited to Alpha without any further obligation on the part of Alpha. Stockholder hereby assigns and transfers any forfeited Shares and the stock certificate(s) or other evidence of ownership representing such shares to Alpha.

(b)
The Shares will vest according to the vesting schedule set forth on the Summary of Restricted Stock Grant.  Unless otherwise provided in a Company plan applicable to Stockholder or an agreement between the Stockholder and the Company, if any, if:  (i) a Change of Control (as defined below) occurs, any unvested Shares shall vest immediately prior to the consummation of the Change of Control; (ii) Stockholder ceases to be employed by the Company as a result of Stockholder’s Permanent Disability (as defined below) or death, any unvested Shares shall become vested as of such termination of employment; or (iii) Stockholder’s employment is terminated by the Company other than for Cause (as defined below), then the number of Shares that are vested at the close of business on the date Stockholder ceases to be employed by the Company shall be calculated as if Stockholder had been continuously employed by the Company for an additional three months.

    Vesting shall be tolled during any period in which Stockholder is on an approved leave of absence from employment with the Company.

(c)
For purposes of this Agreement and unless otherwise defined in a Company plan applicable to Stockholder or an agreement between the Stockholder and the Company, if any, the following terms shall have the following meanings:  (i) a “Change of Control” shall mean (A) any merger, consolidation or business combination in which the stockholders of Alpha immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (B) the sale of all or substantially all of Alpha’s assets in a single transaction or a series of related transactions, (C) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding Common Shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (D) the stockholders of Alpha approve any plan for the dissolution or liquidation of Alpha, or (E) a contested election of directors, as a result of which or in connection with which the persons who were directors of Alpha before such election or their nominees cease to constitute a majority of the Board; (ii) the term “Permanent Disability” shall mean Stockholder’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as determined by the Company; and (iii) the term “Cause” shall mean “Employer Cause” as set forth in any employment agreement between the Stockholder and the Company or, in the absence of such an agreement, “Cause” as defined by the Company’s employment policies in effect at the time of termination.

(d)	The certificates, if any, representing unvested Shares will bear the following legend:

“The securities represented by this certificate are subject to forfeiture and restrictions on transfer as set forth in the Restricted Stock Agreement (including the 2005 Long-Term Incentive Plan and the applicable Summary of Restricted Stock Grant incorporated therein) between the issuer and the initial holder of these shares.  A copy of any such documents may be obtained by the holder without charge at the issuer’s principal place of business or upon written request.”

Section 3.  Investment Representation.  Stockholder hereby acknowledges that the Shares shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or as otherwise provided herein or in the Plan.  Stockholder also agrees that the Shares which Stockholder acquires pursuant to this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

Section 4.  Issuance and Delivery of Shares;Rights as a Stockholder.  The parties agree that, subject to satisfaction of the applicable tax withholding requirements set forth in Section 5, certificate(s) or other evidence of ownership representing the Shares shall be delivered to Stockholder, together with a blank, executed assignment separate from certificate in the form of Exhibit A, to Alpha or its designated agent to be held in escrow until the date all Shares have vested or been forfeited pursuant to Section 2 (the “Escrow Period”).  Stockholder agrees, promptly following acceptance of this Agreement, to contact Alpha’s human resources department to obtain a blank assignment separate from certificate in the form of Exhibit A, and to manually execute and deliver such certificate to Alpha’s human resources department. Promptly following the end of the Escrow Period, Alpha or its designated agent, as escrow agent, shall (a) deliver to Stockholder certificates or other evidence of ownership representing vested Shares, provided, however, that Stockholder has complied with any withholding tax requirements as set forth in Section 5, and (b) cancel any Shares that have been forfeited by Stockholder pursuant to Section 2.  Prior to the end of the Escrow Period, if Stockholder wishes to transfer any Shares which have vested pursuant to Section 2, Alpha shall take action reasonably requested by Stockholder to facilitate such transfer, including causing the delivery of certificates or other evidence of ownership representing such shares to be transferred.  Alpha shall not issue stock certificate(s) or other evidence of ownership representing Shares if the Committee or Designated Administrator or other authorized agent determines, in its or his sole discretion, that the issuance of such certificate(s) or other evidence of ownership would violate the terms of the Plan, this Agreement or applicable law.  Except as otherwise provided in the Plan, no person shall be, or have any of the rights or privileges of, a stockholder of Alpha with respect to any of the Shares unless and until certificates or other evidence of ownership representing such Shares shall have been issued or reflected in such person’s name.

Section 5.  Income Taxes.   Stockholder acknowledges that any income for federal, state or local income tax purposes that Stockholder is required to recognize on account of the issuance of the Shares to Stockholder shall be subject to withholding of tax by the Company.  Stockholder agrees that the Company may either withhold an appropriate amount from any compensation (including the Shares) or any other payment of any kind then payable or that may become payable to Stockholder, or require Stockholder to make a cash payment to the Company equal to the amount of withholding required in the opinion of the Company.  In the event Stockholder does not make such payment when requested, the Company may refuse to issue or cause to be delivered any Shares under this Agreement or any other incentive plan agreement entered into by Stockholder and the Company until such payment has been made or arrangements for such payment satisfactory to the Company have been made.  Stockholder agrees further to notify the Company promptly if Stockholder files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any Shares.

Section 6.  Rights as a Stockholder.   Neither the Plan nor this Agreement shall be deemed to give Stockholder any right to continue to be employed by the Company, nor shall the Plan or the Agreement be deemed to limit in any way the Company’s right to terminate the employment of the Stockholder at any time.

Section 7.  Further Assistance.  Stockholder will provide assistance reasonably requested by the Company in connection with actions taken by Stockholder while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Stockholder was employed by the Company.

Section 8.  Confidentiality.  Stockholder acknowledges that the business of the Company is highly competitive and that the Company’s strategies, methods, books, records, and documents, technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company uses in their business to obtain a competitive advantage over competitors.  Stockholder further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position.  Stockholder acknowledges that by reason of Stockholder’s duties to and association with the Company, Stockholder has had and will have access to and has and will become informed of confidential business information which is a competitive asset of the Company.  Stockholder hereby agrees that Stockholder will not, at any time, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of employment responsibilities.  Stockholder shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft.  Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder).  The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which Stockholder’s legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Stockholder shall, to the extent practicable and lawful in any such events, give prior notice to the Company of Stockholder’s intent to disclose any such confidential business information in such context so as to allow the Company an opportunity (which Stockholder will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company would not be considered confidential to the Company.  In addition to any other remedy available at law or in equity, in the event of any breach by Stockholder of the provisions of this Section 8 which is not waived in writing by the Company, all vesting of the Shares shall cease effective upon the occurrence of the actions or inactions by Stockholder constituting a breach by Stockholder of the provisions of this Section 8.

Section 9.  Binding Effect; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Company and Stockholder and their respective heirs, representatives, successors and permitted assigns.  This Agreement shall not confer any rights or remedies upon any person other than the Company and the Stockholder and their respective heirs, representatives, successors and permitted assigns.  The parties agree that this Agreement shall survive the issuance of the Shares.

Section 10.  Agreement to Abide by Plan; Conflict between Plan and Agreement.  The Plan is hereby incorporated by reference into this Agreement and the Plan and Summary of Restricted Stock Grant are made a part hereof as though fully set forth in this Agreement.  Stockholder, by execution of this Agreement, (i) represents that he or she is familiar with the terms and provisions of the Plan and the Summary of Restricted Stock Grant, and (ii) agrees to abide by all of the terms and conditions of this Agreement, the Summary of Restricted Stock Grant and the Plan.  Stockholder accepts as binding, conclusive and final all decisions or interpretations of the Designated Administrator of the Plan upon any question arising under the Plan, this Agreement (including, without limitation, the date of any termination of Stockholder’s employment with the Company) and the Summary of Restricted Stock Grant.  In the event of any conflict between the Plan and this Agreement and/or the Summary of Restricted Stock Grant, the Plan shall control and this Agreement and/or the Summary of Restricted Stock Grant shall be deemed to be modified accordingly, except to the extent that the Plan gives the Designated Administrator the express authority to vary the terms of the Plan by means of this Agreement and/or the Summary of Restricted Stock Grant, in which case, this Agreement and/or the Summary of Restricted Stock Grant shall govern.

Section 11.  Entire Agreement.  Except as otherwise provided herein, in any Company plan applicable to the Stockholder, or in any other agreement between Stockholder and the Company, this Agreement, the Plan and the Summary of Restricted Stock Grant, which Stockholder has reviewed and accepted in connection with the grant of the Shares reflected by this Agreement, constitute the entire agreement between the parties and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

Section 12.  Choice of Law.  To the extent not superseded by federal law, the laws of the state of Delaware (without regard to the conflicts laws of Delaware) shall control in all matters relating to this Agreement and any action relating to this Agreement must be brought in State and Federal Courts located in the Commonwealth of Virginia.

Section 13.  Notice.  All notices, requests, demands, claims, and other communications under this Agreement shall be in writing.  Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth in the Summary of Restricted Stock Grant.  Either party to this Agreement may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at such address using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this section.

Section 14.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 15.  Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.  Notwithstanding, Alpha may, in its sole discretion and without the Stockholder’s consent, modify or amend the terms of this Agreement, impose conditions on the timing and effectiveness of the issuance of the Shares, or take any other action it deems necessary or advisable, to cause this Award to be excepted from Section 409A of the Code (or to comply therewith to the extent Alpha determines it is not excepted).

Section 16.  Acknowledgments.

(a)
By accepting the Shares, the Stockholder acknowledges receipt of a copy of the Plan, the Summary of Restricted Stock Grant, and the prospectus relating to the Shares, and agrees to be bound by the terms and conditions set forth in the Plan, the Summary of Restricted Stock Grant, and this Agreement, as in effect and/or amended from time to time.

(b)
The Plan and related documents, which may include but do not necessarily include the Plan prospectus, this Agreement and financial reports of the Company, may be delivered to you electronically.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet site or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or CD-ROM or such other delivery determined at the Designated Administrator’s discretion.  Both Internet Email and the World Wide Web are required in order to access documents electronically.

(c)
This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. Notwithstanding, Stockholder recognizes and acknowledges that Section 409A of the Code may impose upon the Stockholder certain taxes or interest charges for which the Stockholder is and shall remain solely responsible.

(d)
Stockholder acknowledges that, by receipt of this Award, Stockholder has read this Section 16 and consents to the electronic delivery of the Plan and related documents, as described in this Section 16.  Stockholder acknowledges that Stockholder may receive from the Company a paper copy of any documents delivered electronically at no cost if Stockholder contacts the Vice President of Human Resources of the Company by telephone at (276) 619-4410 or by mail to One Alpha Place, P.O. Box 2345, Abingdon, VA 24212.  Stockholder further acknowledges that Stockholder will be provided with a paper copy of any documents delivered electronically if electronic delivery fails.

Revised:  11/8/2007